Exhibit 10.4
ASTRANA HEALTH, INC.
OPTION CERTIFICATE
(Incentive Stock Option)

THIS IS TO CERTIFY that Astrana Health, Inc., a Delaware corporation (the “Company”), has granted to the individual named below (“Optionee”) an incentive stock option (the “Option”) to purchase shares of the Company’s Common Stock (the “Shares”) under its 2015 Equity Incentive Plan (the “Plan”) and upon the terms and conditions set forth below and in the attached Stock Option Agreement:

Name of Optionee:
Address of Optionee:
Number of Shares:
Option Exercise Price:	$ per share
Date of Grant:
Option Expiration Date:
Exercise Schedule: The Option shall become exercisable (“vest”) as follows:

Date	Number of Shares
Commencing on ….	----- Shares per month
IMPORTANT NOTICE: THIS AGREEMENT SHALL BE VOID, AND THE OPTION SHALL BE FORFEITED AUTOMATICALLY, IF THE AGREEMENT HAS NOT BEEN SIGNED BY OPTIONEE AND RETURNED TO THE COMPANY WITHIN 30 DAYS AFTER THE GRANT DATE.
[SIGNATURE PAGE FOLLOWS]

Grant #	########

IN WITNESS WHEREOF, the Company has granted to Optionee the Option as of the Date of Grant set forth above.

ASTRANA HEALTH, INC. By Its Chief Executive Officer
    Optionee acknowledges that he or she has received a copy of the 2015 Equity Incentive Plan and the Stock Option Agreement related to this grant.

_____________________________________
Name
Address:

______________________________________

______________________________________

Grant #	########

STOCK OPTION AGREEMENT
(Incentive Stock Option)

This STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into as of the Date of Grant set forth in the Option Certificate to which this Agreement is attached (the “Certificate”) by and between Astrana Health, Inc., a Delaware corporation (the “Company”), and the optionee (the “Optionee”) named in the Certificate.
Pursuant to the 2015 Equity Incentive Plan of the Company (the “Plan”), the Administrator (which term includes, for the purposes hereof, the Board, the Committee or any other Person that has authority to administer the Plan) has determined that Optionee is to be granted, on the terms and conditions set forth in this Agreement and in the Plan, an option to purchase shares of the Company’s common stock (the “Common Stock”). It is intended that the option qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Plan.
The Company and Optionee agree as follows:
1.Grant of Option. The Company hereby grants to Optionee, upon the terms and subject to the conditions set forth in this Agreement, an Option (the “Option”) to purchase all or any portion of that number of shares of Common Stock set forth in the Certificate (the “Option Shares”), at the exercise price set forth in the Certificate (the “Exercise Price”).

2.Vesting
2.1    The Option shall “vest” (that is, become exercisable) in installments upon and after the dates set forth under the caption “Exercise Schedule” in the Certificate. The installments shall be cumulative; i.e., the Option may be exercised, as to any or all Option Shares covered by an installment, at any time or times after the installment first becomes exercisable and until expiration or termination of the Option. In addition, the Option shall vest as to all Option Shares immediately preceding, and conditioned upon the closing of, a Change of Control.
2.2    No vesting shall occur after the Employment Termination Date (as defined in Section 4.2 of this Agreement).
2.3    Notwithstanding anything to the contrary contained in this Option Agreement, the Option may not be exercised, in whole or in part, unless and until any then-applicable requirements of all state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel.
3.    Exercise of the Option.
3.1    The Option may be exercised, in whole or in part, only by delivery to the Company of:
3.1.1    written notice of the exercise of the Option in form identical to Exhibit “A” attached to this Agreement, the terms of which are incorporated herein by this reference, stating the number of Option Shares being purchased (the “Purchased Shares”); and
3.1.2.    payment of the Exercise Price by any combination of (i) cash or cash equivalent; (ii) delivery of other Shares or other securities of the Company (including by

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attestation) valued at their then Fair Market Value, (iii) delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker dealer to sell or margin a sufficient portion of the Purchased Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the Exercise Price, (iv) the surrender of Shares then issuable upon exercise of the Option, valued at their then Fair Market Value, and (v) with the approval of the Administrator, by delivery to the Company of such other consideration (such as a promissory note) acceptable to the Administrator.
3.2    Following receipt of the exercise notice, any other applicable documents and the payment referred to above, the Company shall, within 30 days, cause certificates representing the Purchased Shares to be delivered to Optionee either at Optionee’s address set forth in the records of the Company or at such other address as Optionee may designate in writing to the Company (or, if no certificate is issued, by entry on the Company’s books and records of the foregoing); provided; however, that the Company shall not be obligated to issue a fraction or fractions of a share otherwise issuable upon exercise of the Option, and may pay to Optionee, in cash or cash equivalent, the fair market value of any such fraction or fractions of a share as of the date of exercise.
3.3    If requested by the Administrator, Optionee shall also deliver this Agreement to the Secretary of the Company, who shall endorse hereon a notation of the exercise and return this Agreement to Optionee. The date of exercise of an Option that is validly exercised shall be deemed to be the date on which there shall have been delivered to the Administrator the instruments referred to in this Section 3. Optionee shall not be deemed to be a holder of any Option Shares pursuant to exercise of the Option until the date of issuance of a stock certificate to him or her for such shares following payment in full for the Option Shares purchased.
3.4    Optionee acknowledges and agrees that any income or other taxes due from Optionee with respect to the Option (upon exercise of the Option, the sale of Shares issued pursuant to the Option or otherwise) shall be Optionee’s responsibility. Without limiting the foregoing, the parties agree that to the extent the Company or any Subsidiary is required to withhold any federal, state, local, foreign or other taxes in connection with the exercise of the Option, then the Company or Subsidiary (as applicable) shall retain a number of Shares otherwise deliverable hereunder with a value equal to the required withholding (based on the fair market value of the Shares on the applicable date); provided that in no event shall the value of the Shares retained exceed the minimum amount of taxes required to be withheld or such other amount that will not result in a negative accounting impact. Notwithstanding the foregoing, (a) to the extent permitted by the Administrator, Optionee may elect, in accordance with procedures adopted by the Company from time to time, to pay or provide for payment of any required tax withholding, and (b) in the event that the Company or any Subsidiary is required to withhold taxes at any time other than upon exercise of the Option, the Company may withhold applicable taxes from other compensation payable to Optionee or require Optionee to make arrangements satisfactory to the Company to provide for such tax withholding.

3.5    The Option and any Shares that may be delivered pursuant to this Agreement are subject to forfeiture or repayment as may be provided pursuant to the Company’s Compensation Recovery Policy (or any successor compensation recovery policy), as in effect from time to time.

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4.Termination of Option
4.1    The Option shall terminate and expire upon the earliest to occur of: (i) the Option Expiration Date set forth in the Option Certificate; (ii) the Termination Date; and (iii) any action taken by the Administrator in connection with a Change of Control or other transaction as provided in Section 16 of the Plan.
4.2    For purposes of this Agreement:
4.2.1    “Employment Termination Date” shall mean the first day Optionee is not an employee of the Company or any of its Affiliates. Optionee’s employment shall not be deemed to terminate by reason of a transfer to or from the Company or an Affiliate or among such entities, or sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if Optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.
4.2.2    “Termination Date” shall be: (a) the date 90 days following the Employment Termination Date unless Optionee’s employment is terminated For Cause or as a result of the death, Disability or Retirement of Optionee; (b) upon the Employment Termination Date if Optionee’s employment is terminated For Cause; or (c) the date one year following the Employment Termination Date as a result of the death, Disability or Retirement of Optionee.
4.2.3    “For Cause” shall mean Optionee’s loss of employment by the Company or any of its Affiliates due to Optionee’s (a) willful breach or habitual neglect or continued incapacity to perform Optionee’s required duties, (b) commission of acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude in connection with Optionee’s services to the Company or its Affiliates or which in the determination of the Administrator would prevent the effective performance of Optionee’s duties or (c) termination For Cause under any employment agreement between the Company and Optionee (as “cause” is defined therein).
5. Adjustment. The number of shares and Exercise Price of this Option shall be subject to adjustment under the circumstances contemplated by the Plan and the Option Expiration Date may be accelerated by the Administrator upon the circumstances set forth in the Plan.
6. Change of Control. Upon the occurrence of a Change of Control or other transaction contemplated by Section 16 of the Plan, the Option shall be subject to adjustment and to any other actions of the Administrator as contemplated in the Plan. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
7. Modification. Subject to the terms and conditions and within the limitations of the Plan, the Administrator may modify, extend or renew the Option or accept the surrender of, and authorize the grant of a new option in substitution for, the Option (to the extent not previously exercised). No modification of the Option shall be made which, without the consent of Optionee, would cause the Option to fail to continue to qualify as an “incentive stock option” within the meaning of Section 422 of the Code or would alter or impair any rights of Optionee under the Option.
8. Disqualifying Disposition. Optionee agrees that, should he or she make a “disposition” (as defined in Section 424(c) of the Code) of all or any of the Purchased Shares

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within two years from the date of the grant of the Option or within one year after the issuance of such Purchased Shares, he or she shall immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such Purchased Shares. Optionee agrees that he or she shall maintain all Purchased Shares in his or her name so long as he or she maintains beneficial ownership of such Purchased Shares.
9. Incorporation of Plan. This Agreement is made pursuant to the Plan, and it is intended, and shall be interpreted in a manner, to comply with the Plan. Any provision of this Agreement inconsistent with the Plan shall be superseded and governed by the Plan.
10. Restrictions on Sale of Purchased Shares. Optionee understands that: (a) unless the issuance of the Purchased Shares to Optionee upon exercise of the Option is registered under the Securities Act of 1933, as amended (the “Securities Act”), the Purchased Shares will be “restricted securities” within the meaning of Rule 144 under such Act; (b) the Purchased Shares may not be sold, transferred or assigned by the Optionee except pursuant to an effective registration statement under the Securities Act or an exemption from registration under the Securities Act; and (c) the Company is under no obligation to register or qualify the Purchased Shares or the Option Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance. Optionee agrees that any certificates evidencing Purchased Shares may bear a legend indicating that their transferability is restricted in accordance with applicable state and federal securities laws.
11. General Provisions.
11.1    Notices. All notices, requests, demands and other communications (collectively, “Notices”) given pursuant to this Agreement shall be in writing, and shall be delivered by personal service, courier, or by United States first class, registered or certified mail, postage prepaid, addressed to the party at the address set forth on the signature page of this Agreement. Any Notice, other than a Notice sent by registered or certified mail, shall be effective when received; a Notice sent by registered or certified mail, postage prepaid return receipt requested, shall be effective on the earlier of when received or the third day following deposit in the United States mails. Any party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this Section.
11.2    Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
11.3    Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware applicable to contracts made in, and to be performed within, that State.
11.4    Transfer of Rights under this Agreement. The Company may at any time transfer and assign its rights and delegate its obligations under this Agreement to any other person, corporation, firm or entity, with or without consideration.
11.5    Option Non-transferable. Optionee may not sell, transfer, assign or otherwise dispose of the Option except by will or the laws of descent and distribution, and only Optionee or his or her legal representative or guardian may exercise the Option during Optionee’s lifetime.

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11.6    No Right to Employment. Nothing in this Option shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate Optionee’s employment, consulting or advising at any time, nor confer upon Optionee any right to continue in the employ of, consult with or advise the Company or any of its Affiliates.
11.7    Successors and Assigns. Except to the extent specifically limited by the terms and provision of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.
11.8    Miscellaneous. Titles and captions contained in this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement for any other purpose. Except as specifically provided herein, neither this Agreement nor any right pursuant hereto or interest herein shall be assignable by any of the parties hereto without the prior written consent of the other party hereto.
11.9    Tax Treatment. Optionee acknowledges that the tax treatment of the Option, the Option Shares or any events or transactions with respect thereto may be dependent upon various factors or events that are not determined by the Plan or this Agreement. The Company makes no representations with respect to and hereby disclaims all responsibility as to such tax treatment.
11.10    Delivery of Plan to Optionee. Optionee acknowledges that a copy of the Plan has been delivered to Optionee. The Optionee has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. The Optionee acknowledges that there may be adverse tax consequences upon the exercise of the Option or disposition of the Purchased Shares, and that the Optionee has been advised to consult a tax adviser prior to such time.
11.11    Further Assurances. Optionee shall promptly take all actions and execute all documents requested by the Company that the Company deems to be reasonably necessary to effectuate the term and intent of this Agreement.
11.12    Compliance with Laws and Exchange Requirements. The issuance and transfer of any Purchased Shares shall be subject to compliance by the Company and the Optionee with all applicable requirements of securities laws and with all applicable requirements of any stock exchange on which the shares may be listed at the time of such issuance or transfer.
        11.13.    No Rights as Stockholder. The Optionee shall have no rights as a stockholder of the Company with respect to any Option Shares until the Optionee exercises the Option in accordance with the terms of this Agreement and pursuant to the Plan.

11.14. Relation to Other Benefits. Any economic or other benefit to Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which Participant may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries or affiliates, except as expressly provided in writing in such other plan’s governing instrument.

11.15    Data Privacy. In order to administer the Plan, the Company may process personal data about Optionee. Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about Optionee such as home address and business addresses and other contact information, and any other information that might be deemed appropriate by the Company to facilitate the

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administration of the Plan. Optionee hereby gives explicit consent to the Company to process any such personal data. Optionee also gives explicit consent to the Company to transfer any such personal data outside the country in which Optionee works or is employed, including, if Optionee is not a U.S. resident, to the United States, to transferees that shall include the Company and other persons who are designated by the Company to administer the Plan.

11.16 Electronic Delivery. Optionee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver, including, but not limited to, the Plan document, Plan Summary and Prospectus, grant or award notifications, account statements, annual and quarterly reports, and all other forms of communications (“Prospectus Information”) in connection with this and any other Award made or offered under the Plan. Optionee has the right at any time to request that the Company deliver written copies of any and all Prospectus Information at no charge. Optionee also hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such Prospectus Information that the Company may elect to deliver and agrees that Optionee’s electronic response or signature is the same as, and shall have the same force and effect as, Optionee’s manual signature.

The Certificate is the signature page of this Agreement.

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EXHIBIT “A”
NOTICE OF EXERCISE
(To be completed and signed only upon exercise of the Option)
TO:    Astrana Health, Inc.
The undersigned, the holder of the enclosed Stock Option Agreement (Incentive Stock Option), hereby irrevocably elects to exercise the purchase right represented by the Option and to purchase thereunder _____________* shares (the “Purchased Shares”) of Common Stock of Astrana Health, Inc. (the “Company”) and delivers herewith payment of the full Exercise Price of the Purchased Shares equal to $_________ as follows: [initial and complete applicable payment method]
______ in cash or check.
______ delivery of the following Shares or other securities of the Company (including by attestation) having a Fair Market Value on the date hereof equal to the Exercise Price: [describe the securities tendered] __________________________________________________________,
______ delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Purchased Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the Exercise Price.
______ the surrender of __________ Purchased Shares having a Fair Market Value on the date hereof equal to the Exercise Price.
______ with the approval of the Administrator, by delivery to the Company of such other consideration (such as a promissory note) acceptable to the Administrator described as follows: ____________________________________________________________________________.

Dated:	(Signature must conform in all respects to name of holder as specified on the face of the Option) (Address) Social Security Number

*Insert here the number of shares being exercised making all adjustments for stock splits, stock dividends or other additional Common Stock of the Company, other securities or property which, pursuant to the adjustment provisions of Section 5 of the Option, may be deliverable upon exercise.